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                                  EXHIBIT 10.4



                           DYNACQ INTERNATIONAL, INC.
                        1995 INCENTIVE STOCK OPTION PLAN

1.    DEFINITIONS

      For purposes of this 1995 Incentive Stock Option Plan, unless otherwise required by the context:

a.    "Board" shall mean the Board of Directors of the Company.

b.    "Code" shall mean the Internal Revenue Code of 1986, as amended.

c.    "Company" shall mean Dynacq International, Inc., a Nevada corporation.

d. "Key Employee" shall mean officers, directors (who are also employees) and supervisory personnel, as well as other employees of the Company or any subsidiary corporation now existing or hereafter acquired or formed by the Company.

e. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

f. "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section 6 below.

g. "Optionee" or "Participant" shall mean a Key Employee to whom an Option is granted under the Plan.

h.    "Plan" shall mean this Incentive Stock Option Plan.

i.    "Stock" shall mean the Common Stock of the Company.

j. "Subsidiary" shall mean a subsidiary corporation of the Company, as defined in Sections 425(f) and 425(g) of the Code.

2.    PURPOSE OF THE PLAN.

      This Plan is intended to advance the interests of the Company by providing Key Employees, who have substantial responsibility for the direction and management of the Company with additional incentive for them to promote the success of the business by increasing their proprietary interest in the success of the Company. The above aims will be effectuated through the granting of certain stock options, It is intended that options issued under the Plan will qualify as Incentive Stock Options (hereinafter called "ISOs" under Section 422A of the Internal Revenue Code as enacted by the Economic Recovery Tax Act of 1981, and the terms of the Plan shall be interpreted in accordance with this intention.

3.    ADMINISTRATION OF THE PLAN.
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      The Board shall administer the Plan. Subject to the provisions of the
Plan, the Board shall have plenary authority, in its discretion: a) to determine the directors and employees of the Company to whom options shall be granted; (b) to determine the time or times at which options shall be granted;
(c) to determine the number of shares subject to each option granted; (d) to determine the option price of the shares subject to each option which price shall not be less than the minimum specified in Section 6; (e) to determine (subject to Section 8) the time or times when each option shall become exercisable and the duration of the exercise period; and (f) to interpret the Plan and to prescribe, amend, and rescind rules and regulations relating to it. All action of the Board shall be taken by majority vote of its members. Any action may be taken by a written instrument signed by all the members of the Board, and action so taken shall be fully as effective as if it had been taken by a unanimous vote of the members at a meeting duly called and held.

4.    ELIGIBILITY AND LIMITATIONS ON OPTIONS GRANTED UNDER
      THE PLAN.

(a) Options will be granted only to persons who are Key Employees of the Company or a subsidiary corporation of the Company who agree, in writing, to remain in the employ of, and render services to, the Company or a subsidiary of the Company for a period of at least one (1) year from the date of the granting of the option. No such agreement shall impose upon the Company or any of its subsidiaries, however, any obligation to employ the Participant for any period of time

(b) Each option granted under this Plan shall be an ISO. No option granted to any Key Employee, who at the time of such grant, owns stock possessing more than ten percent (10%) of the total voting power of the Common Stock of the Company or of any of its subsidiaries may be an ISO, unless at the time of such grant, the option price is fixed at not less than one hundred ten percent (110%) of the fair market value of the stock subject to the option.

(c) Exercise of each option is prohibited by its terms until after one (1) year from the date of grant and after the expiration of five (5) years from the date such option is granted.

(d) The aggregate fair market value (determined at the time the option is granted) of the stock as to which as option is exercisable for the first time by any Participant during any calendar year cannot exceed One Hundred Thousand Dollars ($100,000).

5.    SHARES OF STOCK SUBJECT TO THE PLAN.

      There will be reserved for use upon the exercise of options to be granted from time to time under the Plan (subject to the provisions of Section 13) an aggregate of One Million (1,000,000) shares of the Common Stock of the Company, which shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued shares of the Common Stock or issued shares of the Common Stock which shall have been reacquired by the Company. Any shares subject to an option under the Plan, which option for any reason expires or is terminated unexercised as to such shares, may again be subjected to an option under the
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Plan.

6.    OPTION PRICE.

      The purchase price under each option issued shall be determined by the Board at the time the option is granted, but in no event, except as otherwise set forth in Section 4(b), shall such purchase price be less than one hundred (100%) of the fair market value of the Company's Common Stock on the date of grant.

      The term "fair market value" shall be defined as the average of the closing bid and asked market prices of said Common Stock quoted by the National Association of Securities Dealers (or if said Common Stock is not quoted by NASD then as quoted by the major market maker for said Common Stock) on the business day prior to the date of the grant of the option, or, if there be no sales on such date, on the most recent date upon which such stock was traded.

7.    DILUTION OR OTHER AGREEMENT.

      In the event that additional shares of Common Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Common Stock reserved for the purposes of the Plan shall be increased by the same proportion. In the event that the shares of Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Common Stock reserved for the purposes of the Plan shall be reduced by the same proportion. In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of Common Stock, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of Section 355 of the Internal Revenue Code of 1954, or some similar section, then the total purchase price of the shares covered by each outstanding option shall be reduced by an amount which bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of the Common Stock, immediately following the distribution, bears to the aggregate of the market value at such time of a share of the Common Stock and the stock distributed in respect thereof. All such adjustments shall be made by the Board, whose determination upon the same shall be final and binding upon the Optionees. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this Section 6 shall be eliminated from the respective option. No adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional Common Stock or other securities.

8.    PERIOD OF OPTION AND CERTAIN LIMITATIONS ON RIGHT TO
      EXERCISE.

(a) All Options issued under the Plan shall be for such period as the Board shall determine, but not for more than five (5) Years from the date of grant thereof.
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(b)   The period of the option, once it is granted, may be reduced only as provided for in Section 10.

(c) Each option granted under this Plan shall become exercisable only after one (1) year continued employment of the Optionee with the Company or a subsidiary corporation of the Company immediately following the date the option is granted. Any option granted shall be exercisable only to the extent of one-third of the total number of optioned shares after the expiration of one (1) year following the date the option is granted, only to the extent of two-thirds of the total number of optioned shares after the expiration of two (2) years following the date the option is granted, and in full only after the expiration of three (3) years following the date the option is granted, such limitations being calculated, in the case of any resulting fraction, to the nearest lower whole number of shares. Except as provided in Section 10, no option may be exercised unless the Optionee is at the time of such exercise in the employ of the Company or of a subsidiary corporation of the Company and shall have been continuously so employed since the grant of his option. Absence or leave approved by the management of the Company shall not be considered an interruption of employment for any purpose under the Plan.

(d) The exercise of any option shall be contingent upon receipt by the Company of cash or a certified bank check to its order in an amount equal to he full option PRICE OF THE shares being purchased. However, in order to facilitate the accumulation of funds to enable employees to exercise their option, they will have the right, if they so elect, to direct the Company to withhold from their compensation regular amounts to be applied toward the exercise of the options. Funds credited to the stock option accounts will be under the control of the Company until applied to the payment of the option price at the direction of the employee or returned to the employee in the event the amount is not used for purchase of shares under the option. And all funds received or held by the Company under the Plan may be used for any corporate purpose, and no interest shall be payable to a participant on account of any amounts so held. Such amounts may be withdrawn by the employee at any time, in whole or in part, for any reason.

(e) No Optionee or his legal representative, legatees, or distributees, as the case may be, or will be deemed to be, a holder of any share subject to an option unless and until certificate for such shares are issued to him or them under the terms of the Plan. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

(f)   In no event may an option be exercised after the expiration of its term.

(g) Exercise of an option shall result in a decrease in the number of shares of Common Stock which thereafter may be available under the Plan by the number of shares as to which the option is exercised.

9.    ASSIGNABILITY.

      Each option granted under this Plan shall be transferable only by will or the laws of
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descent and distribution and shall be exercisable, during his lifetime, only by the director or employee to whom the option is granted. Except as permitted by the preceding sentence, no option granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the option, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, right or privilege, the option and such rights and privileges shall immediately become null and void.

10.   EFFECT OF TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY.

(a) In the event of the termination of employment of an Optionee during the one (1) year period after the date of issuance of an option to him either by reason of (i) discharge for cause or (ii) voluntary separation on the part of the Optionee and without consent of his employing company or companies, any option or options theretofore granted to him under this Plan to the extent not theretofore exercised by him shall forthwith terminate

(b) In the event of the termination of employment of an Optionee (otherwise than by reason of death or retirement of the Optionee) after expiration of the one year period referenced in subsection (a) above, or within the one year period if termination was by action of the Company and without cause, any option or options granted to him under the Plan to the extent not theretofore exercised shall be deemed canceled and terminated forthwith, except that such Optionee may exercise any options theretofore granted to him, which have not then expired and which are otherwise exercisable within the provisions of Section 8(c) hereof, within three (3) months after such termination. If the employment of an Optionee shall be terminates by reason of the Optionee's retirement, the Optionee shall have the right to exercise such option or options held by him to the extent that such options have not expired, at any time within three (3) months after such retirement.

(c) In the event that an Optionee shall die while employed by the Company or shall die within (3) months after retirement, any option or options granted to him under this Plan and not theretofore exercised by him or expired shall be exercisable by the estate of the Optionee or by any person who acquired such option by bequest or inheritance from the Optionee in full, notwithstanding Section 8(c), at any time within one (1) year after the death of the Optionee. References hereinabove to the Optionee shall be deemed to include any person entitled to exercise the option after the death of the Optionee under the terms of this Section.

(d) In the event of the termination of employment of an Optionee by reason of the Optionee's disability, the Optionee shall have the right, notwithstanding the provisions of Section 8(c) hereof, to exercise all options held by him, to the extent that options have not previously expired or been exercised, at any time within one (1) year after such termination, The term "disability" shall, for the purposes of this Plan, be defined in the
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      same manner as such term is defined in Section 105(d)(4) of the Internal
      Revenue Code of 1954.

(e) For the purposes of this Plan, an employee's retirement shall mean any date an employee is otherwise entitles to retire under the Company's retirement plans and shall include normal retirement at age 65, early retirement at age 62, and retirement at age 60 after 30 years of service.

11.   LISTING AND REGISTRATION OF SHARES.

      Each option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

12.   RESTRICTIONS ON TRANSFER OF SHARES RECEIVED ON EXERCISE OF OPTIONS

      In order to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code, as amended, the shares received by an Optionee upon exercise of an option may not be sold, transferred or otherwise disposed of before the expiration of the two-year period immediately following the grant of such option and the one-year period immediately following the exercise of such option. Nothing stated herein, however, shall require the Optionee to comply with such post-exercise holding periods.

13.   EXPIRATION AND TERMINATION OF THE PLAN.

      Options may be granted under the Plan at any time or from time to time as long as the total number of shares optioned or purchased under this Plan does not exceed One Million (1,000,000) shares of Common Stock. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company except with respect to any options then outstanding under the Plan. No option shall be granted pursuant to the Plan after a date ten (10) years from the effective date of the Plan.

14.   AMENDMENT OF PLAN.

      The Board of Directors may at any time and from time to time modify and amend the Plan in any respect; Provided, however, that no such amendment shall:
(a) increase (except in accordance with Section 6) the maximum number of shares for which options may be granted under the Plan either in the aggregate or to any Individual Participant; or (b)) reduce (except in accordance with Section 6) the minimum option prices which may be established under the
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Plan; or (c) extend the period or periods during which options may be granted or exercised; or (d) change the provisions relating to the determination of the Key Employees to whom options shall be granted and the number of shares to be covered by such options; or (e) change the provisions relating to adjustments to be made upon changes in capitalizations. The termination or any modification or amendment of the Plan shall not, without the consent of a Key Employee, affect his rights under an option theretofore granted to him.

15.   APPLICABILITY OF PLAN TO OUTSTANDING STOCK OPTIONS.

      This Plan shall not affect the terms and conditions of any non-qualified stock options heretofore granted to any Key Employee of the Company under any other plan relating to non qualified stock options; nor shall it affect any of the rights of any Key Employee to whom such a non-qualified stock option was granted.

16.   EFFECTIVE DATE OF PLAN.

      This Plan shall become effective on the later of the date of its adoption by the Board of Directors of the Company or its approval by vote of the holders of a majority of the outstanding shares of the Company's Common Stock. This Plan shall not become effective unless such shareholder approval shall be obtained within twelve (12) months before or after the adoption of the Plan by the Board of Directors.